UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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INFOSONICS CORPORATION
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INFOSONICS CORPORATION
5880 Pacific Center Blvd
San Diego, CA 92121
858-373-1600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held August 5, 2005

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of InfoSonics Corporation to be held on August 5, 2005 at             .m. (San Diego, California time) at                   , for the following purposes:

Proposals for Annual Meeting of Stockholders
InfoSonics Corporation

Proposal No. 1:	To elect a Board of Directors consisting of five directors, each to serve until the next annual meeting of stockholders or until their respective successors are elected and qualify;
Proposal No. 2:

To consider and vote upon a proposal recommended by the Board of Directors to ratify the selection of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005;

Proposal No. 3

To consider and vote upon a proposal recommended by the Board of Directors to amend our 2003 Stock Option Plan to increase from 775,000 to 1,400,000 the number of shares of common stock issuable pursuant to options granted under our 2003 Stock Option Plan; and

Proposal No. 4:	To consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The complete text of these proposals and the reasons your directors have proposed their adoption are contained in the accompanying proxy statement, and you are urged to carefully study them.

Only the stockholders of record as shown on our transfer books at the close of business on June 24, 2005 are entitled to notice of, and to vote at, the Annual Meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being mailed to stockholders with this proxy statement. The Annual Report is not part of the proxy soliciting material.

All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Annual Meeting.

For the reasons stated herein, your Board of Directors recommends that you vote “FOR” these proposals. Your vote is important no matter how many shares you own. To be sure that your shares will be voted at the Annual Meeting, please sign and date the enclosed Proxy. This will not prevent you from attending and voting your shares in person. Prompt return of your Proxy will reduce the Company’s expenses in this matter.

By Order of the Board of Directors

San Diego, California	Joseph Ram
July , 2005	Chief Executive Officer

INFOSONICS CORPORATION
5880 Pacific Center Blvd
San Diego, CA 92121
858-373-1600

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To be held August 5, 2005

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of InfoSonics Corporation, a Maryland corporation (referred to as the “Company” or “InfoSonics” or “we” or “us”), to be voted at the Annual Meeting of Stockholders to be held at               .m. (San Diego, California time) on August 5, 2005 at                                                         , or at any adjournment or postponement of the Annual Meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about July 11, 2005.

The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the five nominees for director whose names are set forth on the proxy card, and (2) in favor of ratification of Singer Lewak Greenbaum & Goldstein LLP as our certified independent accountants, and (3) in favor of the amendment to our 2003 Stock Option Plan to increase the number of shares of common stock issuable pursuant to options granted under the 2003 Stock Option Plan.

A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the Annual Meeting have not been received prior to the meeting date, we intend to postpone or adjourn the Annual Meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

AVAILABLE INFORMATION

Copies of our Annual Report on Form 10-K are being sent to each stockholder with this proxy statement. Upon written request, we will provide, without charge, a copy of our quarterly report on Form 10-Q for the quarter ended March 31, 2005 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on June 24, 2005. Any request for a copy of these reports should be mailed to InfoSonics Corporation, Attn:  Investor Relations, 5880 Pacific Center Blvd San Diego, CA 92121. Stockholders may also receive copies of this report and our other reports by accessing our website at www.infosonics.com or the SEC’s website at www.sec.gov.

PROPOSAL 1:  ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will elect five directors to serve as our Board of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management’s nominees for directors. Each of the nominees currently is a director of the Company.

It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board of Directors may recommend.

Required Vote; Board Recommendation

An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to elect each director.

The Board of Directors unanimously recommends a vote for each of the nominees for election as directors.

About the Directors

Set forth below is biographical and other information about each of the nominees. Unless they resign sooner, persons elected at the Annual Meeting to serve as directors of the Company will hold office until the next annual meeting of stockholders of the Company or until their successors are duly elected and qualified.

Name	Age	Position with InfoSonics	Initial Date as Director	Expiration of Term as Director
Joseph Ram	42	Chief Executive Officer, President and Director	1994	2006 Annual Meeting
Abraham G. Rosler	44	Executive Vice President and Director	1998	2006 Annual Meeting
Randall P. Marx(1)(2)(3)	53	Director	2003	2006 Annual Meeting
Robert S. Picow(1)(2)(3)	49	Director	2003	2006 Annual Meeting
Kirk A. Waldron(1)(2)(3)	42	Director	2005	2006 Annual Meeting

(1)          Member of the Audit Committee of our Board.

(2)          Member of the Compensation Committee of our Board.

(3)          Member of the Nominating Committee of our Board.

Joseph Ram, Founder, President, CEO & Director.   In 1994, Mr. Ram founded InfoSonics Corporation as a distribution center for telecom and business systems. Previously, between 1989 and 1993, as sales director for ProCom Supply, Mr. Ram was in charge of worldwide purchasing and oversaw all international sales.

Abraham G. Rosler, Executive Vice President & Director.   Mr. Rosler has served as Executive Vice President and a director of InfoSonics since 1998. Mr. Rosler oversees purchasing and all international sales. Prior to joining InfoSonics, Mr. Rosler was the managing director of a company that sold cellular accessories into Latin America. Mr. Rosler holds a Bachelor of Science in Hotel and Restaurant Management degree from the University of Nevada at Las Vegas.

Randall P. Marx, Director.   Mr. Marx has served as a director of InfoSonics since December 2003. Mr. Marx has served as Chief Executive Officer of ARC Wireless Solutions, Inc. (OTC:BB:ARCS), a publicly traded company engaged in antenna design and manufacturing and the distribution of wireless network components, since February 2001. He has served as a director of ARC Wireless since May 1990. Mr. Marx was Chief Executive Officer of ARC Wireless from November 1991 until July 2000, he was Treasurer and Principal Financial Officer from December 1994 until June 30, 2000, and he was Director of Acquisitions from July 2000 until February 2001. From 1983 until 1989, Mr. Marx served as President of THT Lloyd’s Inc., Lloyd’s Electronics Corp. and Lloyd’s Electronics Hong Kong Ltd., which were international consumer electronics companies.

Robert S. Picow, Director.   Mr. Picow has served as a director of InfoSonics since December 2003. Since May 2005, Mr. Picow has served as Chief Executive Officer of Cenuco, Inc. (Amex:ICU) for their Wireless Data Products and Technology Division. Cenuco is a publicly traded company engaged in wireless application development and software solutions. Previously, Mr. Picow had served as Chairman of Cenuco since April 2004, and as a director of Cenuco since July 2003. Mr. Picow also has served as a director of Streicher Mobile Fueling, a fuel distribution company, since March 2001 and as a director of Fundamental Management Corporation, a private fund management company, since May 2001. Mr. Picow served as Vice Chairman and a director of BrightPoint (NASDAQ:CELL) from 1996 until 1997. Subsequent to his last position with BrightPoint in 1997, Mr. Picow was not employed until becoming a director of Fundamental Management Corporation in 2001. Mr. Picow was chief executive officer of Allied Communications, a cellular telephone and accessory distribution company, from its formation in 1986 until it merged with BrightPoint in 1996. Mr. Picow also serves on the board of trustees of the Children’s Place at Homesafe, a Palm Beach, Florida based charity.

Kirk A. Waldron, Director.   Mr. Waldron has served as a director of InfoSonics since January 2005. From September 2004 to February 2005, he served as Interim President of SMTEK International Inc. (NASDAQ:SMTI), a publicly traded company engaged in third party electronics manufacturing. SMTEK was purchased in February 2005. Prior to that, from April 2001 to September 2004, he served as Senior Vice President and Chief Financial Officer of SMTEK International. Mr. Waldron served as Director, President and Chief Executive Officer of AML Communications, Inc., a publicly traded manufacturer of amplifiers for wireless communications, from February 1999 until February 2001 and, before that, served as its Chief Financial Officer from 1996 through February 1999. From 1994 to 1996, Mr. Waldron was Chief Financial Officer at Dynamotion/ATI Corp., a publicly traded manufacturer of drills and routers for the integrated circuit board industry. Mr. Waldron is a Certified Public Accountant and holds a Bachelor of Science in Business Administration from the University of Southern California.

Other Executive Officers

Joseph C. Murgo, Vice President of North America Sales & Marketing.   Mr. Murgo, age 37,  has served as our Vice President of North American Sales and Marketing since February 2000. Mr. Murgo oversees our domestic sales department. Mr. Murgo was the director of sales at BrightPoint, Inc. from 1991 until 1999 and a national account manager for Ericsson, Inc. from 1999 until 2000. Mr. Murgo has been actively involved in the sales of wireless handsets since 1989. Mr. Murgo has an Associated Arts degree from Massachusetts Bay Community College.

Jeffrey A Klausner, Chief Financial Officer.   Mr. Klausner, age 33,  has served as our Chief Financial Officer since July 2003. Prior to joining InfoSonics, Mr. Klausner was responsible for financial management of Cable & Wireless’s Content Delivery Network, including caching and streaming, from

2000 until 2003. Prior to his work at Cable & Wireless, he was Corporate Controller for Sandpiper Networks, which later merged with Digital Island and was acquired by Cable & Wireless. Mr. Klausner started his career with Coopers & Lybrand in the technology and entertainment practice in Los Angeles. Mr. Klausner holds a Bachelor of Science in Management from Tulane University, and is a CPA in California.

Board of Directors and Committees

Our Board of Directors held four meetings during the fiscal year ended December 31, 2004. Each director participated in at least 75% of the aggregate of the total number of meetings of the Board and of all committees on which the director served during that year. The standing committees of the Board include the Audit, Compensation, and Nominating Committees. Each of the Audit and Compensation Committees consists solely of our three non-employee directors, Messrs. Marx, Picow and Waldron. We encourage all incumbent directors, as well as all nominees for election as director, to attend the annual meeting of stockholders.

Audit Committee

The Audit Committee reviews the adequacy of systems and procedures for preparing the financial statements and the suitability of internal financial controls. The Audit Committee also reviews and approves the scope and performance of the independent auditor’s work. The Audit Committee currently consists of Messrs. Marx (Chairman), Picow, and Waldron.

The Audit Committee met three times during the fiscal year ended December 31, 2004. All the members of our Audit Committee are independent as defined by the applicable listing standards of the American Stock Exchange. Our Board of Directors has adopted a written Audit Committee Charter. The functions of the Audit Committee and its activities during the fiscal year ended December 31, 2004 are described below under the heading “Audit Committee Report”.

Compensation Committee

The Compensation Committee currently consists of Messrs. Marx, (Chairman), Picow and Waldron. None of the members of the Compensation Committee is an employee of the Company. The Compensation Committee met one time during the fiscal year ended December 31, 2004. The Compensation Committee performs the following functions, among others:

•       develops executive compensation philosophy and establishes and annually reviews and approves policies regarding executive compensation programs and practices.

•       reviews and approves corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and sets the Chief Executive Officer’s compensation based on this evaluation.

•       reviews the Chief Executive Officer’s recommendations with respect to, and approves annual compensation for, the Company’s other executive officers.

•       establishes and administers annual and long-term incentive compensation plans for key executives.

•       recommends to the Board for its approval and, where appropriate, submission to the Company’s shareholders, incentive compensation plans and equity-based plans.

•       recommends to the Board for its approval changes to executive compensation policies and programs.

•       reviews and approves all special executive employment, compensation and retirement arrangements.

Nominating Committee

We also have a Nominating Committee, which is responsible for nominating potential directors and for considering nominations for potential directors submitted by our stockholders. Messrs Marx, Picow and Waldron serve on this committee. The Nominating Committee did not meet during the fiscal year ended December 31, 2004. The Board of Directors has adopted a Nominating Committee Charter. All the members of our Nominating Committee are independent as defined by the applicable listing standards of the American Stock Exchange. In selecting nominees for the Board, we are seeking a board with a variety of experiences and expertise, and in selecting nominees we will consider business experience in the industry in which we operate, financial expertise, independence from transactions with the Company, experience with publicly traded companies, experience with relevant regulatory matters in which we are involved, and reputation for integrity and professionalism. The independent directors will consider in good faith director candidates who meet the minimum qualifications and who are recommended by stockholders.

Stockholders may nominate persons to serve on the Board of Directors. To be considered for nomination by the Board at the next annual meeting of stockholders, the nominations must be made by stockholders of record entitled to vote. Subject to certain conditions specified in our bylaws, stockholder nominations must be made by notice in writing, delivered or mailed by first class U.S. mail, postage prepaid, to the Secretary of the Company at the Company’s principal business address, not less than 90 days nor more than 130 days prior to (i) any meeting of the stockholders at which directors are to be elected; or (ii) in case of an annual meeting, the anniversary of the previous annual meeting. Each notice of nomination of directors by a stockholder shall set forth the nominee’s name, age, business address, if known, residence address of each nominee proposed in that notice, the principal occupation or employment of each nominee for the five years preceding the date of the notice, the number of shares of the Company’s common stock beneficially owned by each nominee and any arrangement, affiliation, association, agreement or other relationship of the nominee with any Company stockholder.

Stockholder Communications

Stockholders wishing to send communications to the Board may contact Joseph Ram, our Chief Executive Officer, President and Chairman of the Board, at the Company’s principal executive office address. All such communications shall be shared with the members of the Board, or if applicable, a specified committee or director.

Employee Code of Conduct and Code of Ethics and Reporting of Accounting Concerns

We have adopted an Employee Code of Conduct (the “Code of Conduct”). We require all employees to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that our employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest.

We also adopted a Code of Ethics for our Chief Executive Officer, our Chief Financial Officer, our Controller and all other financial officers and executives. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. The Code of Conduct and Code of Ethics were filed with the SEC as exhibits to our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 30, 2004.

We have established “whistle-blower procedures” which provide a process for the confidential and anonymous submission, receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. These procedures provide substantial protections to employees who report company misconduct.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Randall P. Marx, and Mr. Kirk Waldron, each, an independent Director, are the Company’s audit committee’s financial experts.

Audit Committee Report

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either of those Acts.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee, as it was constituted at the time of each respective report, reviewed and discussed with management the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and the unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q for the first three quarters of the fiscal year ended December 31, 2004 and also for the first quarter of the fiscal year ended December 31, 2005.

The Committee discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditor’s judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the auditor with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditor the auditor’s independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditor’s providing services on behalf of the Company other than audit services is compatible with maintaining the auditor’s independence.

The Committee discussed with the Company’s independent auditor the overall scope and plans for their respective audits. The Committee meets with the independent auditor, with and without management present, to discuss the results of the auditor’s examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee met three times during the fiscal year ended December 31, 2004, and during the fiscal year ending December 31, 2005, has met two times as of June 30, 2005.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Committee also has recommended to the Board the selection of the Company’s independent auditor.

The Audit Committee
Randall P. Marx
Robert S. Picow
Kirk A. Waldron**

**             Mr. Waldron became a member of the Board of Directors and a member of the Audit Committee in January, 2005

Compensation Committee Interlocks and Insider Participation

Messrs. Marx, Picow and Waldron serve on the Company’s Compensation Committee. None of these individuals has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee of the Company. No executive officer of the Company has served as a director of another entity, that had an executive officer serving on the Compensation Committee of the Company. Finally, no executive officer of the Company has served as a member of the compensation committee of another entity, which had an executive officer serving as a director of the Company.

Compensation Committee Report on Executive Compensation

None of the members of the Compensation Committee of the Board of Directors is an employee of the Company. The Compensation Committee sets and administers the policies that govern the annual and long-term compensation of executive officers of the Company. The Compensation Committee makes determinations concerning compensation of executive officers and awards of stock options under the Company’s stock option plans.

Compensation Policies Toward Executive Officers.   The Compensation Committee’s executive compensation policies are designed to provide competitive levels of compensation that relate compensation to the Company’s annual and long-term performance, reward above-average corporate performance compared to other companies in the distribution industry, recognize individual initiative and achievements, and assist the Company in retaining and attracting qualified executive officers. The Compensation Committee attempts to achieve these objectives through a combination of base salary, stock options or other equity incentive compensation, and cash bonus awards. In determining compensation, the Compensation Committee considers the matters discussed in this report as well as the recommendations of the Chief Executive Officer concerning other executive officers and employees. The Compensation Committee met during the year ended December 31, 2004 to consider executive salaries for the 2004 fiscal year.

Executive Salaries.   Executive salaries are reviewed by the Compensation Committee on a yearly basis and are set for individual executive officers based on subjective evaluations of each individual officer’s performance and contributions to the Company, the Company’s past performance, the Company’s future prospects and long-term growth potential, and a comparison of the salary ranges for executives of other companies in the distribution industry. Through consideration of these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company’s industry. During the fiscal year ended December 31, 2004, the Compensation Committee approved employment agreements for each of Joseph Ram, Abraham Rosler and Jeffrey Klausner. Upon review by the Compensation Committee of independent studies, the Compensation Committee determined to increase the base salaries of Joseph Ram and Abraham Rosler to more appropriate market-level rates. The base salary for the CEO is slightly below the total compensation received in the prior year. Annual bonuses for these three executives is based upon the profitability of the company

Stock Options.   Stock options are granted to executive officers and other employees of the Company by the Compensation Committee as a means of providing long-term incentive to the Company’s employees. The Compensation Committee believes that stock options encourage increased performance by the Company’s employees and align the interests of the Company’s employees with the interests of the Company’s stockholders. Decisions concerning recommendations for the granting of stock options to a particular executive officer are made after reviewing the number of options previously granted to that officer, the number of options granted to other executive officers (with higher ranking officers generally receiving more options in the aggregate), and a subjective evaluation of that officer’s performance and contributions to the Company, as described above under “—Executive Salaries”, and anticipated involvement in the Company’s future prospects. While stock options are viewed by the Committee on a more forward-looking basis than cash bonus awards based on prior performance, an executive officer’s prior performance will impact the number of options that may be granted. After considering the foregoing factors, during the fiscal year ended December 31, 2004, the Committee recommended that the Company grant options to the following executive officers as set forth below:

Name/Title	Number of Options	Exercise Price Per Share
Joseph Murgo Vice President of Sales	21,000	$6.00

Cash Bonus Awards.   The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company’s employees, including the Company’s executive officers. The Compensation Committee considers the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. In determining the amounts of bonuses, the Compensation Committee considers the performance both of the Company and of each executive officer in the past year as described above under “—Executive Salaries”. The Committee’s review of the Company’s performance concentrates on revenues and earnings, distributor relationships, customer relationships, internal operating procedures and efficiencies, personnel matters, investment community recognition of the Company and financial stability. The Committee determined to pay a cash bonus to Joseph Murgo in accordance with Mr. Murgo’s employment agreement which provides that Mr. Murgo will receive an annual base salary plus a bonus of up to 200% of salary, depending on total sales levels and gross profits from sales generated by Mr. Murgo and the sales people he supervises. The Company did not pay cash bonuses to any of its other executive officers, including its Chief Executive Officer, Chief Financial Officer and its Executive Vice President during the fiscal year ended December 31, 2004.

Chief Executive Officer Compensation.   Generally, the compensation of the Company’s Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. The Committee did not adjust Mr. Ram’s compensation during the fiscal year ended December 31, 2004.

The Compensation Committee
Randall P Marx
Robert S. Picow
Kirk A. Waldron**

**             Mr. Waldron became a member of the Board of Directors and a member of the Compensation Committee in January, 2005

Compliance with Section 16(a) of the Securities Exchange Act

Based solely upon a review of Forms 3, 4 and 5 furnished to us, we are not aware of any person who at any time during the fiscal year ended December 31, 2004, was a director, officer or beneficial owner of more than ten percent of our common stock, who failed to file, on a timely basis, reports required by Section 16(a) of the Securities Exchange Act during such fiscal year.

Executive Compensation.

The following table sets forth in summary form, for each of the last three successive fiscal years ended December 31, 2004, the compensation we paid to our Chief Executive Officer and to our four other highest paid employees with at least $100,000 in compensation during any of those fiscal years (each of these persons is referred to herein as a “Named Executive Officer”).

Summary Compensation Table

	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and				Other Annual	Restricted			All Other
Principal	Fiscal	Salary	Bonus	Compensation	Stock	Options	Payouts	Compensation
Position	Year	($)(1)	($)(2)	($)(3)	Awards(#)	(#)	($)(3)	($)(4)
Joseph Ram	2004	275,000	0	18,024	—	—	—	—
Chief Executive	2003	118,800	172,551	21,125	—	—	—	—
Officer	2002	118,800	124,910	21,485	—	—	—	—
Abraham Rosler	2004	120,000	0	8,564	—	—	—	—
Executive Vice	2003	72,000	30,107	7,870	—	—	—	—
President	2002	72,000	28,875	6,752	—	—	—	—
Jeffrey Klausner	2004	150,000	0	—	—	—	—	—
Chief Financial	2003	52,500	—	—	—	250,000	—	—
Officer	2002	—	—	—	—	—	—	—
Joseph Murgo	2004	100,000	29,865	—	—	21,000	—	—
Vice President	2003	100,000	35,639	—	—	20,000	—	—
of Sales	2002	90,004	56,428	—	—	10,000	—	—

(1)          The dollar value of base salary (cash and non-cash) earned during the year indicated.

(2)          The dollar value of bonus (cash and non-cash) earned during the year indicated.

(3)          Unless otherwise shown, the aggregate amount of perquisites and other personal benefits, securities or property received by the named executive officers was less than either $50,000 or 10.0% of the total annual salary and bonus reported for such named executive officer, whichever is less. The amounts shown are for automobile and tax return preparation expenses paid by InfoSonics.

(4)          All other compensation received which InfoSonics could not properly report in any other column of the Summary Compensation Table.

Option Grants in Last Fiscal Year

The following table provides certain summary information concerning individual grants of stock options made to Named Executive Officers during the fiscal year ended December 31, 2004 under the our incentive plans. During fiscal year 2004, the Company granted stock options to purchase a total of 338,500 shares of the Company’s common stock under the Company’s Incentive Plans to Named Executive Officers and employees.

	Shares of Common Stock Underlying Options	% of Total Options Granted to Employees in	Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term*
Name	Granted	Fiscal Year	($/Share)	Date	5%	10%
Joseph C Murgo	21,000	6.2%	$6.00	6-17-14	-0-	$68,998

*                    using December 31, 2004 stock price of $3.58 per share

Employment, Severance and Separation Agreements with Named Executive Officers

InfoSonics has entered into employment agreements dated as of January 1, 2004 with each of its executive officers. The employment agreements for each of Joseph Ram, Jeffrey Klausner and Abraham Rosler are substantially similar except with respect to the annual salary. Mr. Ram is to receive an annual salary of $275,000, Mr. Klausner is to receive an annual salary of $150,000, and Mr. Rosler is to receive an annual salary of $120,000. In addition, each of them will be eligible for bonuses as determined by the Compensation Committee. There is no minimum or maximum bonus amount payable pursuant to these agreements. Each of these employment agreements has a term of four years.

The employment agreement for Mr. Murgo provides for an annual base salary of $100,000 plus a bonus of up to 200% of salary, depending on total sales levels and gross profits from sales generated by Mr. Murgo and the sales people that he supervises. There is no minimum bonus amount to be paid pursuant to this agreement. The percentages used to calculate the bonus may be revised by the Compensation Committee as other personnel are hired for certain sales activities. In addition, the Compensation Committee has the right to review Mr. Murgo’s employment agreement every six months and to change terms as the Committee deems appropriate. If Mr. Murgo does not agree to the changes, we have the right upon ten days’ notice to Mr. Murgo to amend the compensation payable under the agreement to a salary amount equal to 110% of the average monthly salary paid to Mr. Murgo for the previous 12 months.

All the agreements with the executive officers provide for the payment of severance under certain conditions. If the Company terminates an employment agreement other than for cause or as a result of a breach of a fiduciary or other obligation of the employee to InfoSonics, or if the employee terminates for “good reason” (as defined in the employment agreements), the employee is entitled to a severance payment equal to the greater of 50% of the salary payable over the remaining term of the employment agreement or 18 months of salary. If the employee voluntarily terminates his employment other than for

“good reason” as defined in the employment agreement, the employee is not entitled to receive a severance payment. The definition of “good reason” includes a change in control of the Company.

Stock Option Plans

1998 Stock Option Plan

In June 1998, our Board of Directors and stockholders approved a Stock Option Plan (the “1998 Plan”) that allowed us to issue options to purchase up to 50,000 shares of common stock to key executives. The 1998 Plan was amended effective December 31, 2001 to extend the term of the 1998 Plan until May 31, 2008 and to increase the number of shares underlying options granted under the 1998 Plan to 858,700. Options granted under the 1998 Plan are not incentive stock options under the Internal Revenue Code. The 1998 Plan is administered by a committee appointed by the Board of Directors. Members of the committee are not eligible to receive options under the 1998 Plan. The committee has complete discretion, subject to the terms of the 1998 Plan, to determine the individuals to whom options will be granted, the number of shares subject to each option, and the vesting and other provisions of the options. Under the 1998 Plan, options may be granted to officers and department heads of the Company. Options granted under the 1998 Plan expire ten years after the date of grant. At December 31, 2004, options to purchase 858,700 shares of common stock were outstanding under the 1998 Plan and no additional options could be granted under the 1998 Plan. All options that have been granted pursuant to the 1998 Plan are fully vested.

2003 Stock Option Plan

Pursuant to our 2003 Stock Option Plan, and subject to stockholder approval of the proposed amendment, as more fully described in “Proposal 3” below, we may grant options to purchase an aggregate of 1,400,000 shares of common stock to key employees, non-employee directors and key individuals selected by the option committee. During January 2005, the board of directors increased the number of options available for grant under the 2003 Plan from 775,000 to 1,400,000. The options granted pursuant to the 2003 Plan may be incentive options qualifying for beneficial tax treatment for the recipient, non-qualified options, or non-qualified, non-discretionary options. Only our employees or employees of subsidiaries are eligible for incentive options, and employees and other persons who have contributed or are contributing to our success are eligible for non-qualified options. Non-qualified, non-discretionary options may be granted only to outside directors. With respect to options granted to persons other than outside directors, the 2003 Plan is administered by an option committee that determines the terms of the options subject to the requirements of the 2003 Plan. Under the terms of the 2003 Plan, our Compensation Committee of the Board of Directors is permitted to serve, and has served, as the option committee. The portion of the 2003 Plan concerning non-qualified, non-discretionary options provides that outside directors automatically receive options to purchase 15,000 shares of common stock pursuant to the 2003 Plan at the time of their initial election as an outside director. The Chairman of the Audit Committee will automatically receive additional options to purchase 5,000 shares at the time of election as Chairman of that Committee. The options held by outside directors are not exercisable at the time of grant, but options to purchase one-third of the shares become exercisable for each outside director on December 31 of each of the first three years immediately following the date of grant of these options to the outside director. The exercise price for the non-qualified, non-discretionary options granted prior to our initial public offering was the initial public offering price of $ 6.00 per share. Shares acquired upon exercise of these options cannot be sold for six months following the date of grant. If not previously exercised, non-qualified, non-discretionary options that have been granted expire five years after the date of grant. The non-qualified, non-discretionary options also expire 90 days after the option holder ceases to be a member of our Board of Directors. At any time that all of an outside director’s options have become exercisable, non-qualified, non-discretionary options to purchase an additional 15,000 shares, which are not exercisable at the time of grant, shall be granted automatically to that outside director. A similar automatic grant of non-

discretionary options to purchase 5,000 shares will occur to the Chair of the Audit Committee as such time as the previously granted options to purchase 5,000 shares have become exercisable.

All options granted under the 2003 Plan will become fully exercisable upon the occurrence of a change in control of InfoSonics or certain mergers or other reorganizations or asset sales described in the 2003 Plan. Options granted pursuant to the 2003 Plan generally are not transferable during the optionee’s lifetime. Subject to the other terms of the 2003 Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

Compensation of Outside Directors

In December 2003, we elected three outside directors. In addition to grants of options described above in “Stock Option Plans—2003 Stock Option Plan,” outside directors receive $13,500 per year, payable quarterly, for serving as directors. The Chairman of the Audit Committee will receive an additional $2,000 per year, payable quarterly. Outside directors also are reimbursed for out-of-pocket expenses incurred in fulfilling their duties as directors.

Security Ownership of Certain Beneficial Owners and Management.

As of June 30, 2005 there were 5,212,000 shares of common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class
Joseph Ram	2,600,000(2)	48.04	%(2)
5880 Pacific Center Blvd,
San Diego, California 92121
Abraham G. Rosler	695,500(3)	11.77	%(3)
5880 Pacific Center Blvd,
San Diego, California 92121
Joseph C. Murgo	69,583(4)	1.32	%(4)
5880 Pacific Center Blvd,
San Diego, California 92121
Jeffrey A. Klausner	293,611(5)	5.33	%(5)
5880 Pacific Center Blvd
San Diego, California 92121
Randall P. Marx	6,666(6)	*
10601 W. 48th Avenue
Wheatridge, Colorado 80033
Robert S. Picow	5,000(7)	*
7534 Isla Verde Way
Del Ray Beach, Florida 33446
Kirk A. Waldron	—(8)	*
5880 Pacific Center Blvd,
San Diego, California 92121
All Officers and Directors as a Group (7 Persons)	3,670,361(9)	56.62%
JRC, Inc.	920,000(10)	17.25%
One Knightrider Court
London EC4V 5JU
United Kingdom

*                    Less than one percent

(1)          “Beneficial ownership” is defined in the regulations promulgated by the SEC as having or sharing, directly or indirectly, (1) voting power, which includes the power to vote or to direct the voting, or (2) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the date of this prospectus, are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)          Includes 540,000 shares of common stock owned by Ram Grantor Retained Annuity Trust, of which Mr. Ram is Trustee. Also includes currently exercisable options to purchase 200,000 shares.

(3)          Consists of 605,500 currently exercisable options held by the Abraham G. Rosler Family Trust dated July 30, 1999, of which Mr. Rosler is Trustee. Also includes currently exercisable options to purchase 90,000 shares.

(4)          This number includes options to purchase 55,000 shares which currently exercisable. Mr. Murgo owns options to purchase 21,000 shares, one-third of which vested on July 1, 2004. Thereafter 1/36th of the options become exercisable on the first day of each calendar month. For purposes of calculating beneficial ownership for this table, as of June 30, 2005, Mr. Murgo is deemed to beneficially own 69,583 shares of common stock underlying options that are currently exercisable or that will become exercisable within the next sixty days.

(5)          This number includes options to purchase 120,000 shares which are currently exercisable. Mr. Klausner owns options to purchase 250,000 shares, one-third of which vested on July 1, 2004. Thereafter, 1/36th  of the options become exercisable on the first day of each calendar month. For purposes of calculating the percentage of beneficial ownership for this chart, as of June 30, 2005, Mr. Klausner is deemed to beneficially own 293,611 shares of common stock underlying options that are currently exercisable or that will become exercisable within the next sixty days.

(6)          Mr. Marx holds options to purchase 20,000 shares, one-third of which became exercisable on December 31, 2004, and one-third of which become exercisable on each of December 31, 2005, and 2006 provided that  Mr. Marx continues to be a director on those dates. Does not include options to purchase 15,000 shares held by Mr. Marx which become exercisable on December 31, 2005. For purposes of calculating the percentage of beneficial ownership for this chart, as of June 30, 2005, Mr. Marx is deemed to beneficially own 6,666 shares of common stock underlying options that are currently exercisable or that will become exercisable within the next sixty days.

(7)          Mr. Picow holds options to purchase 15,000 shares, one-third of which became exercisable on December 31, 2004, and one-third of which become exercisable on each of December 31, 2005, and 2006 provided that Mr. Picow continues to be a director on those dates. Does not include options to purchase 15,000 shares held by Mr. Picow which become exercisable on December 31, 2005. For purposes of calculating the percentage of beneficial ownership for this chart, as of June 30, 2005, Mr. Picow is deemed to beneficially own 5,000 shares of common stock underlying options that are currently exercisable or that will become exercisable within the next sixty days.

(8)          Does not include options to purchase 15,000 shares, which become exercisable on December 31, 2005.

(9)          Includes 1,241,906 shares underlying currently exercisable stock options held by officers and directors and reflects information contained in footnotes (1) through (8).

(10)   Includes 120,000 shares underlying currently exercisable common stock options. To our knowledge, JRC, Inc. is currently beneficially owned by three persons: Romani Romani, Roberto Romani and Cinzia Romani, each of whom owns approximately 33.3% of JRC, Inc.

Certain Relationships and Related Transactions.

This section describes the transactions we have engaged in, since January 1, 2003, with persons who were directors or officers of InfoSonics at the time of the transaction, and persons known by us to be the beneficial owners of 5% or more of our common stock.

Loans From Stockholders.   During the year ended December 31, 2004, we paid $30,000 toward principal indebtedness to JRC, Inc., or JRC, a United Kingdom corporation that beneficially owns approximately 17.3% of our common stock and from whom we obtained a loan on November 21, 1997. As of December 31, 2004, this loan had been paid in full. See Note 7 to the Financial Statements included in our Form 10-K for the fiscal year ended December 31, 2004.

Sales.   We sell products to a distributor in Mexico, which until January 2004 was owned by Joseph Ram, our Chief Executive Officer, a director and principal stockholder, and Abraham Rosler, our  Executive Vice President and a director. Effective January 26, 2004, all of their interest in the Mexican corporation was transferred to InfoSonics for $3,600, and it is now held as a wholly-owned subsidiary of InfoSonics. Sales to this entity were $0 in 2004, $0 in 2003, and $140,800 in 2002. At December 31, 2004, there were no open accounts between this entity and InfoSonics.

Management Agreement.   InfoSonics and JRC entered into a management agreement effective January 1, 2000. Pursuant to this Agreement, JRC, provided management services to InfoSonics, including introducing InfoSonics to potential customers and vendors; assisting InfoSonics in the establishment of the warehouse facilities in Miami, Florida, and the pursuit of business in Latin America; consulting services with respect to investment banking; assisting in identifying potential business opportunities and strategies for European, Middle East, and Far East markets; and consulting with respect to the establishment of foreign subsidiaries and analyzing the specific risks associated with foreign operations. Pursuant to the agreement, InfoSonics paid JRC a management fee of $10,000 per month, constituting a total of $120,000 during the year ended December 31, 2003; and $120,000 during the year ended December 31, 2002. Although the management agreement by its terms expired on December 31, 2003, the parties had a mutual oral understanding that the agreement would be renewed for the foreseeable future. We subsequently determined not to renew the agreement beyond December 31, 2003, and in consideration for services rendered, JRC would receive a one-time grant of options to purchase an aggregate of 120,000 shares of common stock until December 31, 2008 at a price equal to 120% of the public offering price, or $7.20 per share. We recorded a non-cash expense in fiscal 2003 related to the issuance of these options of $190,000.

Conflicts of Interest Policies.   Our Board of Directors and our officers are subject to certain provisions of Maryland law which are designed to eliminate or minimize the effects of certain potential conflicts of interest. In addition, our bylaws provide that any transaction between us and an interested party must be fully disclosed to our Board, and that a majority of the directors not otherwise interested in the transaction (including a majority of independent directors) must make a determination that the transaction is fair, competitive and commercially reasonable and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

All future transactions between us and any of our officers, directors, or 5% stockholders will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of independent, disinterested directors of InfoSonics. We believe that by following these procedures, InfoSonics will be able to mitigate the possible effects of these conflicts of interest.

Other than as described in this section, and as described in “—Employment, Severance and Separation Agreements with Named Executive Officers” above, there are no material relationships between us and any of our directors, executive officers or known holders of more than 5% of our common stock.

Performance Graph.

The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends (regarding shares other than our common stock on which no dividends have been paid) for (1) our common stock, (2) Coredata Group Index / Media General Financial Services Electronics Wholesale Industry Group Index, and (3) the NASDAQ Market Value Index. The comparison shown in the graph is for the period beginning June 17, 2004, which was the day our common stock was first publicly traded, and ending December 31, 2004. The cumulative total stockholder return on the Company’s common stock was measured by dividing the difference between the Company’s share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period.

PROPOSAL 2:  TO RATIFY AND APPROVE THE SELECTION OF

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS INDEPENDENT AUDITOR

The Board of Directors has selected Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), independent auditor, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. Although stockholder approval of the Board’s selection of SLGG is not required by law, the Board believes that it is advisable to give stockholders an opportunity to ratify this selection. If the stockholders do not approve this proposal at the Annual Meeting, the Board of Directors may reconsider the selection of SLGG.

Representatives of SLGG are not expected to be present at the Annual Meeting but will make themselves available to participate in the Annual Meeting via telephone if needed.

Principal Accountant Fees and Services

The Audit Committee reviews and determines whether specific projects or expenditures with our independent auditor, Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), potentially affect their independence. The Audit Committee’s policy requires that all services the Company’s independent auditor may provide to the Company, including audit services and permitted audit-related services, be pre-approved in advance by the Audit Committee. In the event that an audit or non-audit service requires approval prior to the next scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval will be reported to the Audit Committee at its next scheduled meeting.

The following sets forth the aggregate fees billed to us by SLGG for the years ended December 31, 2004 and 2003.

Audit Fees

The aggregate fees billed for professional services rendered by SLGG for its audit of our annual financial statements and its review of our financial statements included in Forms 10-Q and 10-K in fiscal years 2003 and 2004 were $76,500 and $89,894 respectively.

Audit Related Fees

The aggregate fees billed for audit related services by SLGG in years 2003 and 2004 were $0 and $110,100 respectively. The 2004 fees for audit related services were accrued in connection with services related to our Registration Statement on Form S-1

Tax Fees

There were no fees billed in by our independent auditor in either 2003 and 2004 for professional services for tax compliance, tax advice or tax planning.

All Other Fees

There were no fees billed in by our independent auditor in either 2003 and 2004 for professional services other than the services described above.

Required Vote; Board Recommendation

An affirmative vote of the majority of shares represented at the Annual Meeting in person or by proxy is necessary to ratify the selection of our auditor. There is no legal requirement for submitting this proposal to the stockholders; however, the Board of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of SLGG.

The Board of Directors unanimously recommends that the stockholders vote for approval of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditor.

PROPOSAL 3:  AMENDMENT OF 2003 STOCK OPTION PLAN

Purpose of Amending, Restating, and Renaming the Plan

Increase in the Number of Shares Issuable Under the Plan

The 2003 Stock Option Plan (the “Plan”) is intended to provide incentives to key employees and other persons who have or are contributing to the success of the Company by offering them options to purchase shares of the Company’s common stock. In January 2005, the Board of Directors approved an amendment to the Plan to increase the number of shares of common stock issuable under the Plan from 775,000 to 1,400,000. Pursuant to the provisions of the Plan, any material increase in the number of shares of common stock that may be issued under the Plan must be approved by our stockholders. The Board of Directors recommends that stockholders vote to approve the amendment to the Plan. The increase will allow us to continue our program of providing incentives to employees under the Plan.

The 2003 Stock Option Plan Generally

The following paragraphs provide a summary of the principal features of the Plan, as amended, and its operation. This summary is qualified in its entirety by reference to the applicable provisions of the Plan, as amended, a copy of which is included herein as Attachment A.

The option committee has discretion to select the persons to whom incentive options and non-qualified options will be granted, the term of those awards and the exercise price of those options. However, no option may be exercisable more than 10 years after the granting of the option. There currently are approximately 31 employees eligible to receive incentive options under the Plan and an unspecified number of additional persons eligible to receive non-qualified options.

The Board of Directors may grant incentive options to our key employees pursuant to the Plan.. As of June 30, 2005, options to purchase                shares were outstanding related to grants to employees, all of which were granted under the Plan.

The Plan provides that the exercise price of incentive options granted cannot be less than the fair market value of the underlying common stock on the date the incentive options are granted. No incentive option may be granted to an employee who, at the time the incentive option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the incentive option granted to the employee is at least 110 percent of the fair market value of the stock subject to the incentive option, and the incentive option is not exercisable more than five years from the date of grant. In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying the options granted to a single employee that become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for incentive stock options. This amount currently is $100,000.

All options granted under the Plan will become fully exercisable upon the occurrence of a change in control of the Company or certain mergers or other reorganizations or asset sales described in the Plan.

Options granted pursuant to the Plan are not transferable during the optionee’s lifetime. Subject to the other terms of the Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

Although the Company may in the future file a registration statement to register the issuance of the options and the issuance and/or the sale by the option holder of shares of common stock underlying options issued pursuant to the Plan, the Company currently plans to undertake any such issuances pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act Of 1933, as amended  (the  “Securities Act”), and the rules and regulations promulgated thereunder due to the limited number, and the relationship to the Company, of the persons who have participated, and who are currently anticipated to participate in, the Plan.  The common stock acquired through the exercise of the options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

In the event a change, such as a stock split, is made in the Company’s capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price of each outstanding option and in the number of shares subject to each outstanding option and stock award. The option committee also may make provisions for adjusting the number of shares subject to outstanding options and stock awards in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company’s outstanding common stock.

The Board of Directors may at any time terminate the Plan or make such amendments or modifications to the Plan that the Board of Directors deems advisable, except that (i) no amendments may impair previously outstanding options or stock awards, and (ii) amendments that materially modify eligibility requirements for receiving options or stock awards, that materially increase the benefits accruing to persons eligible to receive options or stock awards, or that materially increase the number of shares under the Plan must be approved by the Company’s stockholders.

The incentive options issuable under the Plan are structured to qualify for favorable tax treatment provided for “incentive stock options” by Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All references to the tax treatment of the incentive options are under the Code as currently in effect. Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option. In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of his incentive options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the incentive options.

Non-qualified options issued under the Plan will not qualify for the special tax benefits given to incentive options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he is granted a non-qualified option or non-qualified non-discretionary option. However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an optionee’s exercise of a non-qualified option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the Company effects withholding with respect to the deemed compensation. Upon an optionee’s sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss.

The market price of the Company’s common stock as of June 30, 2005 was $        per share.

Plan Benefits

Set forth below are the number of options to purchase Company common stock that have been received to date under the Plan by the persons and groups identified:

Name and Position	Number of Securities Underlying Options Granted Under the Plan
Joseph Ram, President, CEO and Director	-0-
Abraham G. Rosler, Executive Vice President and Director	90,000
Randall P. Marx, Director	35,000
Robert S. Picow, Director:	30,000
Kirk A. Waldron, Director	15,000
Joseph C. Murgo, Vice President of North America Sales & Marketing	66,000
Jeffrey A. Klausner, Chief Financial Officer	370,000
All current executive officers as a group:	526,000
All current Directors who are not executive officers as a group:	80,000
All employees who are not executive officers as a group:	453,000

Except as set forth in the table above, and as described under “Director Compensation” above for non-employee Directors, the Company has not granted, or made a determination or other commitment to grant, any other options pursuant to the Plan. Options granted to employees are determined on a discretionary basis and therefore the number of options to be granted is not determinable in advance.

Equity Compensation Plan Information.

The following table provides aggregate information presented as of December 31, 2004 with respect to our 1998 and 2003 Plans. We do not have any other equity compensation plans or long-term incentive plans.

Equity Compensation Plan Table

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,453,700	$2.61	180,000
Equity compensation plans not approved by security holders	N/a	N/a	N/a
Total	1,453,700	$2.61	180,000

An affirmative vote of the majority of shares represented at the meeting is necessary to approve the amendment to the Plan.

The Board of Directors unanimously recommends that the shareholders vote FOR the amendment to the 2003 Stock Option Plan.

PROPOSAL 4:  OTHER BUSINESS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement. If, however, any other matters should properly come before the Annual Meeting, the persons acting under proxies in the enclosed proxy card will vote thereon in accordance with their best judgment.

VOTING PROCEDURES

Votes at the Annual Meeting are counted by an inspector of election appointed by the Chairman of the Annual Meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders, except for the election of directors, which requires the affirmative vote of the majority of shares represented at the Annual Meeting, for their consideration, unless a different number of votes is required by Nevada law or our certificate of incorporation. Abstentions by those present at the Annual Meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the Annual Meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS,
DISCRETIONARY AUTHORITY TO VOTE PROXIES

Under Rule 14a-8(e) of the Securities Exchange Act of 1934, in order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2005 fiscal year, proposals by individual stockholders must be received by us no later than February 25, 2006.

In addition, under Rule 14a-4(c)(1) of the Securities Exchange Act, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2005 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than February 25, 2006.

FORWARD-LOOKING STATEMENTS

This proxy statement includes “forward-looking” statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, regarding our financial position, business strategy and plans and objectives of management for future operations and capital expenditures are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations (“Risk Factors”) are disclosed in the “Business” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Risk Factors.

* * * * *

This Notice and Proxy Statement are sent by order of the Board of Directors.

Dated: , 2005
Joseph Ram
Chief Executive Officer

* * * * *

INFOSONICS CORPORATION

5880 Pacific Center Blvd
San Diego, CA 92121
858-373-1600

*** PROXY ***

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Joseph Ram and Jeffrey Klausner, or either of them, as proxies, with full power of substitution and revocation, the true and lawful attorney and proxies of the undersigned at the Annual Meeting (the “Annual Meeting”) of Stockholders of InfoSonics Corporation (the “Company”) to be held at        .m. (San Diego, California time) on August 5, 2005, at                                                   , or any adjournments thereof, to vote the shares of common stock of the Company standing in the name of the undersigned on the books of the Company, or such shares of common stock of the Company as the undersigned may otherwise be entitled to vote on the record date for the Annual Meeting with all powers the undersigned would possess if personally present at the Annual Meeting, with respect to the matters set forth below and described in the Notice of the Annual Meeting of Stockholders, dated        , 2005, and the accompanying proxy statement of the Company.

1.               Election of the Board of Directors until the next Annual Meeting

☐ For all nominees listed below (except as marked to the contrary)

		For the Nominee	Against the Nominee	Abstain

1.	Joseph Ram	☐	☐	☐
2.	Abraham G. Rosler	☐	☐	☐
3.	Randall P. Marx	☐	☐	☐
4.	Robert S. Picow	☐	☐	☐
5.	Kirk A. Waldron	☐	☐	☐

2.               Ratification of the employment of Singer Lewak Greenbaum & Goldstein LLP as the Company’s independent auditor for the fiscal year ending December 31, 2005.

☐ For	☐ Against	☐ Abstain

3.               To amend our 2003 Stock Option Plan to increase from 775,000 to 1,400,000 the number of shares of common stock issuable pursuant to options granted under our 2003 Stock Option Plan.

☐ For	☐ Against	☐ Abstain

4.               Any other business as may properly come before the Annual Meeting or any adjournment thereof.

☐ For	☐ Against	☐ Abstain

Each of the Proxies is authorized to vote upon such other business that may properly come before the Annual Meeting.

The Board of Directors recommends a vote “FOR” all proposals listed.  If no directions are given by the person(s) executing this Proxy, the shares will be voted in favor of all listed proposals.  This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder, and unless otherwise specified, the shares will be voted for all proposals.

Please date and sign this Proxy exactly as your name appears on your certificate.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such and submit powers of attorney or other appropriate document.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Dated:	, 2005

Please print or type your name here

Signature

Signature

Please mark, sign, date and return this Proxy promptly to the addressee in the enclosed stamped envelope.  If you have had a change of address, please print or type your new address(es) in the space below: